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                                                                    EXHIBIT 23.1


         CONSENT OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

         We hereby consent to the use of our opinion letter dated August 4, 2000 to the Board of Directors of BlueStar Communications Group, Inc. ("BlueStar") included as Appendix E to the Prospectus which forms a part of the Registration Statement in Form S-4 relating to the proposed merger of BlueStar and Covad Communications and to the references to such opinion and our firm's name in such Prospectus. In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                            DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION



                            By: /s/ James M. Broner
                               ____________________________________
                                James M. Broner
                                Senior Vice President